                                 SCHEDULE 14A
                                (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

                              EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]


Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, for Use of the
                                         Commission Only (as Permitted by
                                         Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[X] Soliciting Material Under Rule 14a-12


                        PERITUS SOFTWARE SERVICES, INC.
                        -------------------------------
                (Name of Registrant as Specified in Its Charter)

                                Not Applicable.
                        -------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.  Title of each class of securities to which transaction applies:

    ---------------------------------------------------------------

2.  Aggregate number of securities to which transaction applies:

    ---------------------------------------------------------------

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.  Proposed maximum aggregate value of transaction:

    ---------------------------------------------------------------

5.  Total fee paid:

    ---------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1.  Amount Previously Paid:

    ---------------------------------------------------------------

2.  Form, Schedule or Registration Statement No.:

    ---------------------------------------------------------------

3.  Filing Party:

    ---------------------------------------------------------------

4.  Date Filed:

    ---------------------------------------------------------------

                                        Filed by Peritus Software Services, Inc.
               Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

                               Subject Company:  Peritus Software Services, Inc.
                                                 Commission File No.:  000-22647


     On April 18, 2001, Peritus Software Services, Inc. issued a press release announcing that it had executed an agreement and plan of merger with Rocket Software, Inc. and Rocket Acquisition Company, Inc. Peritus plans to file a proxy statement with the Securities and Exchange Commission relating to its proposed business combination with Rocket Software. Investors and stockholders are urged to read the proxy statement when it becomes available, because it will contain important information about Peritus, the proposed business combination with Rocket Software and related matters. When the proxy statement is completed, Peritus plans to send it to its stockholders to seek their approval of the proposed business combination. A copy of the proxy statement (when it is filed) and other documents filed by Peritus with the SEC are available for free at the SEC's web site at http://www.sec.gov. Peritus' stockholders may also obtain the proxy statement and other documents without charge by directing a request to Peritus Software Services, Inc., Attention: Ronald C. Garabedian, 112 Turnpike Road, Suite 111, Westborough, Massachusetts 01581, Telephone:
(508) 870-0963.

     Peritus, Rocket Software, their respective directors, executive officers and certain employees and other persons are deemed to be participants in the solicitation of proxies from Peritus' stockholders to approve the proposed business combination between Peritus and Rocket Software. Peritus' directors and executive officers and information relating to their beneficial ownership of shares of Peritus' common stock are disclosed in Peritus' Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the Securities and Exchange Commission on March 21, 2001. Information relating to the beneficial ownership of shares of Peritus' common stock by Rocket Software and by Johan Magnusson, Andrew Youniss and Matthew Kelley, who constitute all of the directors and executive officers of Rocket Software, is also disclosed in that Annual Report on Form 10-K. These individuals may have interests in the proposed business combination, some of which may differ from or may be in addition to those of Peritus' stockholders generally. The following is a description of those differing interests:

  o Rocket Software Ownership Interests. Pursuant to the terms of the agreement and plan of merger, if the proposed business combination closes, each outstanding share of Peritus' common stock, other than shares held by Rocket Software and certain of its affiliates and stockholders who are entitled to and have dissenters' rights, will be canceled and converted into the right to receive $0.19 in cash. Rocket Software owns of record 10,000,000 outstanding shares of Peritus' common stock. In lieu of receiving $0.19 per share for those shares, Rocket Software will receive, as the majority stockholder of Peritus following the proposed business combination, substantially all of the Peritus business and assets remaining after the cash payments to Peritus' other stockholders. The following persons and entities may be deemed to beneficially own the shares of Peritus' common stock owned of record by Rocket Software:

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  o  Johan Magnusson, a director of Peritus and Chief Operating Officer, a director and a 40% stockholder of Rocket Software;

  o Andrew Youniss, a director of Peritus and President, Chief Executive Officer, Treasurer, Clerk, a director and a 40% stockholder of Rocket Software;

  o Matthew Kelley, a former Vice President, Research and Development of Peritus and Chief Technology Officer and a 20% stockholder of Rocket Software; and

  o Rocket Acquisition Company, Inc., a majority-owned subsidiary of Rocket Software.

o John Giordano Employment Arrangements. Peritus is a party to an employment agreement with John Giordano, a director of Peritus and Peritus's President, Chief Executive Officer and Chief Financial Officer. The proposed business combination between Peritus and Rocket Software will be deemed to be a change in control of Peritus under the employment agreement. Pursuant to the employment agreement, if Mr. Giordano's employment by Peritus is terminated upon a change in control of Peritus, Mr. Giordano will be entitled to receive a severance payment equal to his annual base compensation of $202,800, as well as continued employee benefits until the earlier of one year following the termination date or the date Mr. Giordano commences other employment or consulting work. Mr. Giordano is subject to a noncompetition agreement and a nonsolicitation agreement for a period of one year following any termination of his employment. If the proposed business combination between Peritus and Rocket Software were to close on or prior to June 30, 2001, Mr. Giordano will receive a cash bonus equal to $100,000, and if it were to close after June 30, 2001 but before January 1, 2002, Mr. Giordano will receive a cash bonus equal to $50,000. In general, the agreement of merger may be terminated by either Peritus or Rocket Software, if the closing has not occurred on or before June 30, 2001.

o Stock Options. Pursuant to the terms of the agreement of merger, each outstanding option to purchase Peritus' common stock, whether vested or unvested, with a per share exercise price less than $0.19, will be converted into the right to receive, upon the surrender of the instrument evidencing the stock option, a cash payment equal to the product of (1) the number of shares underlying the option and (2) the difference between $0.19 and the per share exercise price of the option. Those options will then be canceled. Peritus has outstanding options to purchase an aggregate of 549,375 shares of its common stock with an exercise price less than $0.19 held by its officers, directors and employees. The weighted average exercise price of those options is $0.1347. Pursuant to the terms of the agreement of merger all of those options will be canceled and converted, as described above, into the right to receive cash payments equal to an aggregate of $30,388. Specifically, the following individuals will receive the cash payments described below with respect to options to purchase Peritus common stock at an exercise price less than $0.19:

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
                                                                                                     Cash Payment Upon
                                                                                                        Conversion
                                        Peritus Office           Number of      Exercise Price of       Pursuant to
              Name                      Peritus Office            Options            Options        Agreement of Merger
--------------------------------        --------------          ----------      -----------------   -------------------

-----------------------------------------------------------------------------------------------------------------------
Andrea Campbell                   Vice President, Sales and           154,375              $0.0988           $14,079.00
                                  Marketing
-----------------------------------------------------------------------------------------------------------------------
Dominic Chan                      Director                             15,000              $0.1719           $   271.50
-----------------------------------------------------------------------------------------------------------------------
John Giordano                     President, Chief                    300,000              $0.1406           $14,820.00
                                  Executive Officer, Chief
                                  Financial Officer and
                                  Director
-----------------------------------------------------------------------------------------------------------------------
Patrick Manning                   Controller                           30,000              $0.1875           $    75.00
-----------------------------------------------------------------------------------------------------------------------
Roland Pampel                     Director                             25,000              $0.1468           $ 1,080.00
-----------------------------------------------------------------------------------------------------------------------

     If the proposed business combination between Peritus and Rocket Software closes, all other outstanding options to purchase Peritus' common stock, including options held by the individuals named above, will be canceled, unless exercised prior to the closing.

  o Indemnification of Directors and Officers. All rights to indemnification of individuals who were directors and officers of Peritus as of April 18, 2001 with respect to acts and omissions occurring prior to the closing of the proposed business combination will survive that closing for a period of six years. For the one-year period following the closing of the proposed business combination, Rocket Software will maintain in effect for the benefit of the directors and officers of Peritus for acts and omissions occurring prior to the closing a $1.5 million policy of directors' and officers' liability insurance comparable to Peritus' existing policy.

  o Employee Benefits. If the proposed business combination between Peritus and Rocket Software closes, Rocket Software has agreed to provide each employee of Peritus with credit for their years of service with Peritus to the same extent as those employees are entitled to credit for service under Rocket Software's compensation and benefit plans. Peritus employees will be immediately eligible to participate in all benefit plans sponsored by the surviving corporation in the proposed business combination.

     The 10,000,000 outstanding shares of Peritus' common stock owned of record by Rocket Software represent approximately 37% of the total outstanding shares of Peritus' common stock. Pursuant to the agreement of merger, Rocket Software is required to vote in favor of approval of the agreement of merger and the transactions contemplated by that agreement at the special meeting of Peritus' stockholders to be held with respect to those matters.

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